As Filed with the Securities and Exchange Commission on October 29, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TIVO INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0463167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2160 Gold Street

P.O. Box 2160

Alviso, California 95002

(Address of Principal Executive Offices including Zip Code)

TIVO INC. AMENDED & RESTATED 1999 EQUITY INCENTIVE PLAN

TIVO INC. AMENDED & RESTATED 1999 NON-EMPLOYEE

DIRECTORS’ STOCK OPTION PLAN

TIVO INC. AMENDED & RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Cal Hoagland Interim Chief Financial Officer TiVo Inc. 2160 Gold Street, P.O. Box 2160 Alviso, California 95002 (408) 519-9100	Copy to: Keith Benson, Esq. Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111-2562 (415) 391-0600

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable under the TiVo Inc. Amended & Restated 1999 Equity Incentive Plan	12,500,000	$7.14	$89,250,000	$2,739.98
Common Stock, $0.001 par value per share, issuable under the TiVo Inc. Amended & Restated 1999 Non-Employee Directors’ Stock Option Plan	100,000	$7.14	$714,000	$21.92
Common Stock, $0.001 par value per share, issuable under the TiVo Inc. Amended & Restated 1999 Employee Stock Purchase Plan	500,000	$7.14	$3,570,000	$109.60
Preferred Stock Purchase Rights	(4)	(4)	(4)	(4)
Total	13,100,000	$7.14	$93,534,000	$2,871.50

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the TiVo Inc. Amended & Restated 1999 Equity Incentive Plan, the TiVo Inc. Amended & Restated 1999 Non-Employee Directors’ Stock Option Plan and the TiVo Inc. Amended & Restated 1999 Employee Stock Purchase Plan (collectively, the “Plans”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) using the average of the high ($7.33) and low ($6.94) sale prices for the Registrant’s common stock, par value $0.001, per share, reported by the Nasdaq National Market on October 25, 2007.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.
(4)	Each share of common stock includes a right to purchase one one-hundredth of a share of the Registrant’s Series B Junior Participating Preferred Stock, par value $0.001 per share. The rights to purchase shares of the Registrant’s Series B Junior Participating Preferred Stock are attached to and trade with the shares of the Registrant’s common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the Registrant’s common stock.

Proposed sales to take place as soon after the effective date of the Registration Statement as stock bonuses are granted under the TiVo Inc. Amended & Restated 1999 Equity Incentive Plan or options granted under the Plans are exercised.

REGISTRATION OF ADDITIONAL SECURITIES

We filed with the Securities and Exchange Commission the following registration statements on Form S-8 relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our Amended & Restated 1999 Equity Incentive Plan (the “Equity Plan”), Amended & Restated 1999 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) and Amended & Restated 1999 Employee Stock Purchase Plan (the “ESPP”), and the contents of such prior registration statements are incorporated by reference in this registration statement: Registration Statement on Form S-8 filed January 13, 2000 (File No. 333-94629), Registration Statement on Form S-8 filed September 17, 2001 (File No. 333-69512), Registration Statement on Form S-8 filed November 6, 2002 (File No. 333-101045), Registration Statement on Form S-8 filed June 18, 2003 (File No. 333-106251), Registration Statement on Form S-8 filed February 13, 2004 (File No. 333-112838), and Registration Statement on Form S-8 filed July 13, 2006 (File No. 333-135754). We are hereby registering an additional (i) 12,470,247 shares of our common stock, par value $0.001 per share, issuable under our Equity Plan, (ii) 100,000 shares of our common stock, par value $0.001 per share, issuable under our Directors’ Plan and (iii) 500,000 shares of our common stock, par value $0.001 per share, issuable under our ESPP.

INCORPORATION BY REFERENCE

This registration statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed January 13, 2000 (File No. 333-94629);

•	Registration Statement on Form S-8 filed September 17, 2001 (File No. 333-69512);

•	Registration Statement on Form S-8 filed November 6, 2002 (File No. 333-101045);

•	Registration Statement on Form S-8 filed June 18, 2003 (File No. 333-106251);

•	Registration Statement on Form S-8 filed February 13, 2004 (File No. 333-112838);

•	Registration Statement on Form S-8 filed July 13, 2006 (File No. 333-135754);

•

Annual Report on Form 10-K for the year ended January 31, 2007, including information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for our 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 22, 2007;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2007 and July 31, 2007;

•

Current Reports on Form 8-K filed on October 11, 2007, September 5, 2007, August 29, 2007 (with respect to Item 8.01), August 29, 2007 (with respect to Item 1.01), July 11, 2007, July 3, 2007, June 28, 2007, June 22, 2007, May 30, 2007 (with respect to Item 8.01), May 18, 2007, May 11, 2007, May 4, 2007, May 1, 2007, March 28, 2007, and March 7, 2007 (with respect to Item 8.01); and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 25, 1999.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 8.	Exhibits

INDEX TO EXHIBITS

4.1	TiVo Inc. Amended & Restated 1999 Equity Incentive Plan and related documents (incorporated by reference to Exhibit 10.7 of the registrant’s Quarterly Report on Form 10-Q filed on September 9, 2005).

4.2	TiVo Inc. Amended & Restated 1999 Non-Employee Directors’ Stock Option Plan and related documents (incorporated by reference to Exhibit 10.3 of the registrant’s Quarterly Report on Form 10-Q filed on December 10, 2004).

4.3	TiVo Inc. Amended & Restated Employee Stock Purchase Plan and related documents (incorporated by reference to Exhibit 10.8 of the registrant’s Quarterly Report on Form 10-Q filed on September 9, 2005).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on this 29th day of October, 2007.

TIVO INC.,
a Delaware corporation

By:	/s/ Cal Hoagland
Cal Hoagland
Interim Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas S. Rogers, Cal Hoagland, and Matthew P. Zinn, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas S. Rogers Thomas S. Rogers	Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2007

/s/ Cal Hoagland Cal Hoagland	Interim Chief Financial Officer (Principal Financial And Accounting Officer)	October 29, 2007

/s/ Geoffrey Y. Yang	Director	October 29, 2007
Geoffrey Y. Yang

/s/ Mark W. Perry	Director	October 29, 2007
Mark W. Perry

/s/ Randy Komisar	Director	October 29, 2007
Randy Komisar

/s/ Charles Fruit	Director	October 29, 2007
Charles Fruit

/s/ David Zaslav	Director	October 29, 2007
David Zaslav

/s/ Joe Uva	Director	October 29, 2007
Joe Uva

Signature	Title	Date

/s/ Jeff Hinson	Director	October 29, 2007
Jeff Hinson

/s/ Thomas Wolzien	Director	October 29, 2007
Thomas Wolzien

INDEX TO EXHIBITS

4.1	TiVo Inc. Amended & Restated 1999 Equity Incentive Plan and related documents (incorporated by reference to Exhibit 10.7 of the registrant’s Quarterly Report on Form 10-Q filed on September 9, 2005).

4.2	TiVo Inc. Amended & Restated 1999 Non-Employee Directors’ Stock Option Plan and related documents (incorporated by reference to Exhibit 10.3 of the registrant’s Quarterly Report on Form 10-Q filed on December 10, 2004).

4.3	TiVo Inc. Amended & Restated Employee Stock Purchase Plan and related documents (incorporated by reference to Exhibit 10.8 of the registrant’s Quarterly Report on Form 10-Q filed on September 9, 2005).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).